UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2006

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2006, the Board of Directors of Mercury Interactive Corporation (the “Company”) elected Stanley Keller as a member of the Company’s Board of Directors. Mr. Keller was also appointed to serve on the newly formed Special Litigation Committee of the Company’s Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2006, the Company’s Board of Directors adopted resolutions amending and restating the Bylaws of the Company, effective immediately. Section 3.2 of the Bylaws was amended to increase the size of the Board of Directors from seven (7) to eight (8) persons.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

3.7	Amended and Restated Bylaws of Mercury Interactive Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006	MERCURY INTERACTIVE CORPORATION

	By:	/s/ David J. Murphy
	Name:	David J. Murphy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.7	Amended and Restated Bylaws of Mercury Interactive Corporation